Exhibit 23.1
The Board of Directors
Aspen Insurance Holdings Limited
Maxwell Roberts Building
1 Church Street
Hamilton
Bermuda
February 26, 2009
Dear Sirs
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-148245) and Form S-8 (Nos. 333-114765, 333-132476, 333-136441 and 333-155008) of Aspen Insurance Holdings Limited of our reports dated February 26, 2009, with respect to the consolidated balance sheets of Aspen Insurance Holdings Limited as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2008, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Aspen Insurance Holdings Limited.
/s/ KPMG Audit Plc
KPMG Audit Plc
London, United Kingdom